Exhibit 10(af)
                   Supply Agreement dated January 17, 1997*


* Certain portions of Exhibit 10(af) have been omitted and have been filed with the Commission pursuant to a request for confidential treatment thereof.












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CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION -- ASTERISKS DENOTE SUCH OMISSION



                               SUPPLY AGREEMENT


1. The undersigned "Customer" shall place a Purchase Order with "Supplier" for the products known as ****. Purchases will be for bulk tablets, bottles and or vials of 24's, 50's, 60's, 100's and 120's.

2. The "Hammer Corporation" agrees to place orders worth $600,000 for the first six (6) months of the agreement. Based upon adequate performance by Lannett Company, Inc. the Hammer Corporation will commit to placing additional purchase orders equal to or greater than $400,000 for the following six (6) month period. Notice of inadequate performance must be given to Lannett Company, Inc. upon occurrence.

3. The Hammer Corporation reserves the right to reevaluate this supply agreement if the Lannett Company, Inc. does not meet agreed upon delivery dates for the contracted products. In the event Lannett Company, Inc. defaults in this agreement and "The Hammer Corporation" cancels the second six (6) months volume commitment, "The Hammer Corporation" would not be required to pay any stability cost.

4. The Hammer Corporation agrees to issue purchase orders at least six (6) weeks in advance of the designated delivery date(s). This does not apply to the initial purchase orders.

5.           The Hammer Corporation agrees to reimburse Lannett Company,
             Inc. an amount of money equal to 1/2 of the product validation and stability costs (total cost is $**** - amount owed by The Hammer Corporation will be $****) incurred by Lannett Company, Inc., if "The Hammer Corporation" cancels the placing of purchase orders equal or greater than $400,000 for the remaining six (6) months of the yearly commitment.

6.
TERMS OF SALE

             a. Payment on all orders is NET 60 DAYS from the date of the invoice.

             b. Product is FOB, Philadelphia PA.



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7.           Customer hereby agrees to purchase all raw materials, work in progress and all finished goods Supplier may have in stock of "The Hammer Corporation" products if any U.S. Government agency or any state changes the status of these products so as to make them unsalable in the Customers current market. This is limited to open purchase orders.

8. The Hammer Corporation further agrees to Repackage any "Bulk Products" received from Lannett Company, Inc. in adherence with the FDA's Compliance Policy Guide "Drug RePackagers and ReLabellers" - 7356.002B issued 12/27/93.

9. Lannett Company, Inc. agrees that it shall not contract manufacture identical products as contained in this supply agreement for any company other than The Hammer Corporation, for the duration of the contract.

10. Lannett Company, Inc. will supply "The Hammer Corporation" copies of all batch documentation.

11.          Prices quoted on attachment "A" are a part of this agreement.
             These prices are effective for one year from the signing of this supply agreement.




             This is the entire "Agreement" in full. Any changes or modifications to the Agreement must be in writing and agreed to by both parties.

                 Signed this 17th day of January, 1997.

The Hammer Corporation                      Lannett Company, Inc.


by: /s/                                     by: Jeffrey M. Moshal
    --------------------                        -----------------

Customer                                    Supplier


Armand J. Hammer, President                 Jeffrey Moshal, V.P. of Finance
215 Wendell Drive, Suite 203                9000 State Road
Atlanta, GA 30336                           Philadelphia, PA  19136

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CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION -- ASTERISKS DENOTE SUCH OMISSION



                                 Attachment A

                                    ****